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              [LETTERHEAD OF CAWLEY, GILLESPIE & ASSOCIATES, INC.]

                                          April 13, 1996

San Juan Basin Royalty Trust
P.O. Box 2604
Fort Worth, Texas 76113

Gentlemen:

  Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities & Exchange Commission Form 10-K for the year ended December 31, 1995 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 1995, based on reserve reports dated April 12, 1996 prepared by Cawley, Gillespie & Associates, Inc.

                                          Sincerely,

                                          /s/ Cawley, Gillespie & Associates,
                                           Inc.

                                          Cawley, Gillespie & Associates, Inc.